EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Pioneer Companies, Inc. 1995 Stock Incentive Plan and Pioneer Companies Inc. 1998 Stock Plan of our report dated June 26, 1995 with respect to the financial statements and schedule of Pioneer Americas, Inc. (The "Predecessor Company") included in the Pioneer Companies, Inc. Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                        /s/ ERNST & YOUNG LLP

                                                        ERNST & YOUNG LLP

Houston, Texas
April 14, 1998



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